Exhibit 99.1
Lifetime Brands, Inc. Reports First Quarter 2023 Financial Results

GARDEN CITY, NY, May 10, 2023 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended March 31, 2023.
Rob Kay, Lifetime’s Chief Executive Officer, commented, “Our results this quarter were in line with our expectations, with our core business continuing to deliver solid performance in the face of a challenging macroeconomic and consumer spending environment. Our first quarter results reflect the continued impact of reduced orders as our customers focused on rightsizing their inventory levels, with the majority of these impacts coming from our largest customers. While inflationary and macroeconomic pressures contributed to weaker end market demand, our international business has stabilized as a result of the restructuring of our European operations and the continued traction of our KitchenAid brand in European markets.”
Mr. Kay continued, “While we expect industry headwinds to remain, we believe the Company will deliver solid performance for the full year 2023. Our outlook for the year reflects our expectations for increasing economic stress on the consumer and uncertainty in the economy. Nevertheless, we will continue to advance our long-term strategic growth initiatives and take actions to prudently manage the business until the demand environment improves. I am grateful to our team for their hard work and commitment to operational excellence. Our position in the markets we serve remains strong, and we ended the first quarter with a historically high level of liquidity, positioning the Company well to weather the current environment and drive long-term shareholder value.”
First Quarter Financial Highlights:
Consolidated net sales for the three months ended March 31, 2023 were $145.4 million, representing a decrease of $37.3 million, or 20.4%, as compared to net sales of $182.7 million for the corresponding period in 2022. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2023 average rates to 2022 local currency amounts, consolidated net sales decreased by $35.4 million, or 19.6%, as compared to consolidated net sales in the corresponding period in 2022. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended March 31, 2023 was $53.8 million, or 37.0%, as compared to $63.1 million, or 34.5%, for the corresponding period in 2022.
Loss from operations was $(1.8) million, as compared to income from operations of $4.4 million for the corresponding period in 2022.
Adjusted income from operations(1) was $3.4 million, as compared to $10.2 million for the corresponding period in 2022.
Net loss was $(8.8) million, or $(0.41) per diluted share, as compared to net income of $0.4 million, or $0.02 per diluted share, in the corresponding period in 2022.
Adjusted net loss(1) was $(2.6) million, or $(0.12) per diluted share, as compared to adjusted net income(1) of $4.1 million, or $0.18 per diluted share, in the corresponding period in 2022.
Adjusted EBITDA(1) was $50.8 million for the trailing twelve months ended March 31, 2023. Pro forma adjusted EBITDA(1) was $53.5 million for the trailing twelve months ended March 31, 2023. After giving effect to the non-recurring charge limitation permitted under our debt agreements, pro forma adjusted EBITDA(1) was $49.5 million for the twelve months ended March 31, 2023.

Lifetime continues to take actions to further strengthen its financial position and is highly focused on expense controls and improving inventory turns. At March 31, 2023, the Company’s liquidity was $204.9 million, which is comprised of cash on hand, available borrowings under the credit facility, and availability under the Receivables Purchase Agreement.
Additionally, Lifetime continues to diversify its supply chain with particular emphasis on reducing exposure to China. The Company is in the process of acquiring manufacturing operations, which does business as a maquiladora under the IMMEX program. This will enable Lifetime to manufacture some of its plastic modeled kitchenware products in Mexico and import them to the U.S. duty-free. The Company expects this facility to be fully operational in 2023 and to serve as a beachhead for a greater volume of products to be either made or sourced in Mexico.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Full Year 2023 Guidance
For the full year ending December 31, 2023, the Company is providing the following financial guidance:

Net sales	$660 to $720 million
Income from operations	$24.5 to $29.5 million
Adjusted income from operations	$41.5 to $46.5 million
Net (loss) income	$(2.5) to $0.0 million
Adjusted net income	$12.5 to $15.0 million
Diluted (loss) income per common share	$(0.12) to $0.00 per share
Adjusted diluted income per common share	$0.58 to $0.69 per share
Weighted-average diluted shares	21.6 million
Adjusted EBITDA	$50 to $55 million
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
Conference Call
The Company has scheduled a conference call for Wednesday, May 10, 2023 at 11:00 a.m. (Eastern Time). The dial-in number for the conference call is (877) 524-8416 (U.S.) or +1 (412) 902-1028 (International).
A live webcast of the conference call will be accessible through:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=8Jc7jjMB.
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available until November 10, 2023.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted (loss) income from operations, adjusted net (loss) income, adjusted diluted (loss) income per common share, adjusted EBITDA, adjusted EBITDA, before limitation, pro forma adjusted EBITDA, before limitation, and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements
In this press release, the use of the words “advance” “believe,” “continue,” “could,” “deliver,” “expect,” “gain,” “intend,” “maintain,” “manage,” “may,” “outlook,” “positioned,” “project,” “projected,” “should,” “will,” “would”, “plan”, “goal”, “take,” “target” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; conflict or war, including the conflict in Ukraine; macroeconomic conditions, including inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses, including our recent acquisition of S'well; our ability to achieve projected synergies with respect to the S'well business; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$145,435	$182,717
Cost of sales	91,593	119,649
Gross margin	53,842	63,068
Distribution expenses	16,885	19,225
Selling, general and administrative expenses	37,907	39,488
Restructuring expenses	856	—
(Loss) income from operations	(1,806)	4,355
Interest expense	(5,336)	(3,767)
Mark to market (loss) gain on interest rate derivatives	(234)	1,049
(Loss) income before income taxes and equity in (losses) earnings	(7,376)	1,637
Income tax benefit (provision)	1,348	(1,673)
Equity in (losses) earnings, net of taxes	(2,777)	416
NET (LOSS) INCOME	$(8,805)	$380
BASIC (LOSS) INCOME PER COMMON SHARE	$(0.41)	$0.02
DILUTED (LOSS) INCOME PER COMMON SHARE	$(0.41)	$0.02

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,958	$23,598
Accounts receivable, less allowances of $15,832 at March 31, 2023 and $14,606 at December 31, 2022	124,653	141,195
Inventory	209,858	222,209
Prepaid expenses and other current assets	11,400	13,254
Income taxes receivable	1,434	—
TOTAL CURRENT ASSETS	388,303	400,256
PROPERTY AND EQUIPMENT, net	18,076	18,022
OPERATING LEASE RIGHT-OF-USE ASSETS	73,306	74,869
INVESTMENTS	10,411	12,516
INTANGIBLE ASSETS, net	210,247	213,887
OTHER ASSETS	5,991	6,338
TOTAL ASSETS	$706,334	$725,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$7,591	$—
Accounts payable	30,953	38,052
Accrued expenses	68,110	77,602
Income taxes payable	—	224
Current portion of operating lease liabilities	13,722	14,028
TOTAL CURRENT LIABILITIES	120,376	129,906
OTHER LONG-TERM LIABILITIES	14,943	14,995
INCOME TAXES PAYABLE, LONG-TERM	1,588	1,591
OPERATING LEASE LIABILITIES	75,063	76,420
DEFERRED INCOME TAXES	9,564	9,607
REVOLVING CREDIT FACILITY	20,520	10,424
TERM LOAN	235,619	242,857
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at March 31, 2023 and December 31, 2022; shares issued and outstanding: 21,690,766 at March 31, 2023 and 21,779,799 at December 31, 2022	217	218
Paid-in capital	275,004	274,579
(Accumulated deficit) retained earnings	(11,126)	1,145
Accumulated other comprehensive loss	(35,434)	(35,854)
TOTAL STOCKHOLDERS’ EQUITY	228,661	240,088
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$706,334	$725,888

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net (loss) income	$(8,805)	$380
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,870	4,899
Amortization of financing costs	477	426
Mark to market loss (gain) on interest rate derivatives	234	(1,049)
Non-cash lease adjustment	(713)	(335)
Provision (recovery) for doubtful accounts	1,643	(219)
Stock compensation expense	861	1,174
Undistributed losses (earnings) from equity investment, net of taxes	2,777	(416)
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	15,336	59,657
Inventory	13,368	(2,086)
Prepaid expenses, other current assets and other assets	1,811	(181)
Accounts payable, accrued expenses and other liabilities	(18,085)	(50,021)
Income taxes payable	(235)	1,175
NET CASH PROVIDED BY OPERATING ACTIVITIES	12,105	13,404
INVESTING ACTIVITIES
Purchases of property and equipment	(511)	(382)
Acquisition	—	(17,977)
NET CASH USED IN INVESTING ACTIVITIES	(511)	(18,359)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	18,357	57,395
Repayments of revolving credit facility	(8,680)	(57,315)
Repayments of term loan	—	(6,216)
Payments for finance lease obligations	(7)	(9)
Payments of tax withholding for stock based compensation	(439)	(568)
Proceeds from the exercise of stock options	—	233
Payments for stock repurchase	(2,539)	(671)
Cash dividends paid	(985)	(1,004)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	5,707	(8,155)
Effect of foreign exchange on cash	59	(26)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17,360	(13,136)
Cash and cash equivalents at beginning of period	23,598	27,982
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$40,958	$14,846

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended March 31, 2023:

	Quarter Ended				Twelve Months Ended March 31, 2023
	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
	(in thousands)
Net (loss) income as reported	$(3,460)	$(6,358)	$3,272	$(8,805)	$(15,351)
Undistributed equity (earnings) losses, net	(334)	8,159	2,058	2,777	12,660
Income tax (benefit) provision	(98)	1,845	2,308	(1,348)	2,707
Interest expense	3,732	4,581	5,125	5,336	18,774
Depreciation and amortization	5,038	4,598	5,001	4,870	19,507
Mark to market (gain) loss on interest rate derivatives	(304)	(637)	19	234	(688)
Stock compensation expense	1,365	1,026	281	861	3,533
Acquisition related expenses	75	109	170	490	844
Restructuring expenses	—	—	1,420	856	2,276
Warehouse relocation and redesign expenses(1)	73	59	—	194	326
S'well integration costs(2)	864	250	—	—	1,114
Wallace facility remediation expense	—	5,140	—	—	5,140
Adjusted EBITDA, before limitation	$6,951	$18,772	$19,654	$5,465	$50,842
Pro forma projected synergies adjustment(3)					2,693
Pro forma Adjusted EBITDA, before limitation(5)					53,535
Permitted non-recurring charge limitation (4)					(4,075)
Pro forma Adjusted EBITDA(5)	$6,951	$18,772	$19,654	$5,465	$49,460
(1) For the twelve months ended March 31, 2023, the warehouse relocation and redesign expenses included $0.04 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment.
(2) For the twelve months ended March 31, 2023, S'well integration costs included $0.5 million of expenses related to inventory step up adjustment in connection with S'well acquisition.
(3) Pro forma projected synergies represents the projected cost savings of $1.7 million associated with the reorganization of the International segment's workforce, $0.7 million associated with the Executive Chairman's cessation of service in such role, and $0.3 million associated with reorganization of the U.S. segment's sales management structure.
(4) Permitted non-recurring charges include restructuring expenses, integration charges, Wallace facility remediation expense, and warehouse relocation and redesign expenses. These are permitted exclusions from the Company’s adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.
(5) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, depreciation and amortization, mark to market (gain) loss on interest rate derivatives, stock compensation expense, Wallace facility remediation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net (loss) income and adjusted diluted (loss) income per common share (in thousands -except per share data):

	Three Months Ended March 31,
	2023	2022
Net (loss) income as reported	$(8,805)	$380
Adjustments:
Acquisition intangible amortization expense	3,676	3,489
Acquisition related expenses	490	1,119
Restructuring expenses	856	—
S'well integration costs	—	781
Warehouse relocation and redesign expenses(1)	194	497
Impairment of Grupo Vasconia investment	2,053	—
Mark to market loss (gain) on interest rate derivatives	234	(1,049)
Income tax effect on adjustments	(1,345)	(1,165)
Adjusted net (loss) income(2)(3)	$(2,647)	$4,052
Adjusted diluted (loss) income per common share(4)	$(0.12)	$0.18
(1) For the three months ended March 31, 2023, warehouse relocation and redesign expenses included $0.2 million of expenses related to the U.S. segment. For the three months ended March 31, 2022, warehouse relocation and redesign expenses included $0.4 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment.
(2) Adjusted net income for the three months ended March 31, 2022 has been recast to reflect the adjustment for acquisition intangible amortization expense.
(3) Adjusted net loss and adjusted diluted loss per common share in the three months ended March 31, 2023 excludes acquisition intangible amortization expense, acquisition related expenses, restructuring expenses, warehouse relocation and redesign expenses, impairment of Grupo Vasconia investment and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net income and adjusted diluted income per common share in the three months ended March 31, 2022 excludes acquisition intangible amortization expense, acquisition related expenses, S'well integration costs, warehouse relocation and redesign expenses and mark to market (gain) on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(4)Adjusted diluted (loss) income per common share is calculated based on diluted weighted-average shares outstanding of 21,225 and 22,148 for the three month period ended March 31, 2023 and 2022, respectively. The diluted weighted-average shares outstanding for the three month ended March 31, 2022 include the effect of dilutive securities of 393.

Adjusted income from operations (in thousands):
	Three Months Ended March 31,
	2023	2022
(Loss) income from operations	$(1,806)	$4,355
Adjustments:
Acquisition intangible amortization expense	3,676	3,489
Acquisition related expenses	490	1,119
Restructuring expenses	856	—
S'well integration costs	—	781
Warehouse relocation and redesign expenses (1)	194	497
Total adjustments	5,216	5,886
Adjusted income from operations(2)(3)	$3,410	$10,241
(1) For the three months ended March 31, 2023, warehouse relocation and redesign expenses included $0.2 million of expenses related to the U.S. segment. For the three months ended March 31, 2022, warehouse relocation and redesign expenses included $0.4 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment.
(2) Adjusted income from operations for the three months ended March 31, 2022 has been recast to reflect the adjustment for acquisition intangible amortization expense.
(3) Adjusted income from operations for the three months ended March 31, 2023 and March 31, 2022, excludes acquisition intangible amortization expense, acquisition related expenses, restructuring expenses, S'well integration costs and warehouse relocation and redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
Net sales	2023	2022	Increase (Decrease)	2023	2022	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$133,485	$166,218	$(32,733)	$133,485	$166,197	$(32,712)	$21	(19.7)%	(19.7)%	0.0%
International	11,950	16,499	(4,549)	11,950	14,598	(2,648)	1,901	(18.1)%	(27.6)%	(9.5)%
Total net sales	$145,435	$182,717	$(37,282)	$145,435	$180,795	$(35,360)	$1,922	(19.6)%	(20.4)%	(0.8)%

(1) “Constant Currency” is determined by applying the 2023 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2023 (in millions):

Net (loss) income guidance	$(2.5) to $0.0
Undistributed equity losses	2.8
Income tax expense	0.3 to 2.8
Interest expense(1)	23.9
Depreciation and amortization	19.5
Stock compensation expense	3.8
Acquisition related expense	1.0
Restructuring, warehouse relocation and redesign expenses	1.2
Adjusted EBITDA guidance	$50 to $55
(1) Includes estimate for interest expense and mark to market loss on interest rate derivatives.

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2023 (in millions - except per share data):
Net (loss) income guidance	$(2.5) to $0.0
Acquisition intangible amortization expense	14.8
Acquisition related expense	1.0
Restructuring, warehouse relocation and redesign expenses	1.2
Mark to market loss (gain) on interest rate derivatives	0.8
Impairment of Grupo Vasconia investment	2.1
Income tax effect on adjustment	(4.9)
Adjusted net income guidance	$12.5 to $15.0
Adjusted diluted income per share guidance	$0.58 to $0.69

Adjusted income from operations guidance for the full year ending December 31, 2023 (in millions):
Income from operations guidance	$24.5 to $29.5
Acquisition intangible amortization expense	14.8
Acquisition related expense	1.0
Restructuring, warehouse relocation and redesign expenses	1.2
Adjusted income from operations	$41.5 to $46.5